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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                December 6, 1999

                              VIRGINIA GAS COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                         000-21523               87-0443823
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                   Identification Number)

         200 East Main Street                                        24210
         Abingdon, Virginia                                        (Zip Code)
(Address of principal executive offices)

                                 (540) 676-2380
              (Registrant's telephone number, including area code)


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Item 5. Other Events

On December 6, 1999, Virginia Gas Company (the Company) received a proposal from the officers of the Company, including, but not limited to, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer (the "Management Group"), for the acquisition of the Company. Under the proposal, stockholders of the Company, other than the members of the Management Group, would receive for each share of common stock, at their option, either (i) $4.00 in cash or (ii) a subordinated note in the amount of $6.00. The Management Group's proposal is subject to a number of conditions, including receipt of satisfactory financing for the acquisition. Regulatory approvals would also be required.

The Company's Board of Directors has appointed a special committee comprised of directors, who are not members of the Management Group, to consider the proposal and other alternatives for the Company. The special committee is being advised by CIBC World Markets Corp. in connection with this matter.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                                    VIRGINIA GAS COMPANY
                                                    ------------------------
                                                        (Registrant)

Date: December 21, 1999                    By:      /s/ William L. Clear
                                                    -------------------------
                                                    William L. Clear
                                                    Vice President and Chief
                                                    Financial Officer